Exhibit (10)(AB)

AMENDED AND RESTATED EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNITS
AWARD COMMITMENT

FEBRUARY 21, 2007

The Compensation & Personnel Development Committee (the “Committee”) of Harleysville Group Inc. (the “Company”) approved an award of Restricted Stock Units to ______________ (the “Employee”) pursuant to the Harleysville Group Inc. Amended and Restated Equity Incentive Plan (the “Plan”) on February 21, 2007 (the “Date of Grant”).  The applicable terms of the Plan are hereby incorporated by reference and are made a part of this Award.  All capitalized terms used in this Award Commitment shall have the meanings set forth in the Plan unless set forth herein.

1.

AWARD OF RESTRICTED STOCK UNITS.  Employee is hereby awarded ________ Restricted Stock Units (the “Units”), subject to the restrictions upon transfer and the forfeiture restrictions (the “Restrictions”), as described in the Plan and in this Award Commitment.

2.

RESTRICTION PERIOD.

(a)

The Restrictions shall lapse on February 21, 2012 if (1) the Employee remains continuously employed with the Company until such date and (2) the Performance Goal set forth in paragraph 3 has been accomplished for the Performance Period (the “Vesting Date”), subject to earlier vesting as set forth in this paragraph 2.

(b)

The Restrictions shall lapse upon the occurrence, prior to the Vesting Date, of the Employee’s death, Disability or Normal Retirement, in each case if the Performance Goal set forth in paragraph 3 is satisfied as of the December 31 immediately prior to the date of the Employee’s death, Disability or Normal Retirement, as the case may be.

(c)

Unless the Committee decides otherwise in its sole discretion to increase the number of Units that shall vest, and informs the Employee of such decision within two (2) weeks following the Employee’s Termination of Employment, in the event of Termination of Employment due to Early Retirement before the Vesting Date, if the Performance Goal set forth in paragraph 3 is satisfied as of the immediately preceding December 31, the Restrictions shall lapse on that proportion of the Units, rounded down to the nearest whole number, that represents the number of days from the Date of Grant until the date of Early Retirement divided by the number of days in the vesting period between the Date of Grant and the Vesting Date.

Amended and Restated Equity Incentive Plan

Restricted Stock Units Award Commitment – Pg 2

February 21, 2007

(d)

The Committee has the authority, as set forth in the Plan, to accelerate the vesting of any of the Units.

3,

PERFORMANCE GOAL.  The Performance Goal is the Company’s attainment of an Adjusted Operating Profit for the Performance Period.  “Adjusted Operating Profit” means an operating income exceeding zero for the Company and its insurance subsidiaries for the Performance Period, excluding ISO-numbered catastrophes and including a normalized catastrophe load (which is based on the 15 year average catastrophe load by line of business for the period beginning 15 years before January 1, 1992 and ending December 31, 2006).  The normalized catastrophe load will be applied by line of business based on the line of business mix over the Performance Period.

4.

PERFORMANCE PERIOD.  The Performance Period is the period that begins on January 1, 2007 and ends on the earlier of December 31, 2011 or December 31 of the calendar year preceding the Employee’s Termination of Employment.

5.

FORFEITURE OF UNITS.  If Employee terminates employment for any reason prior to the Vesting Date, then that portion of the Units for which the Restrictions do not lapse as a result of the Termination of Employment under paragraph 2, including that portion of the Units for which the Restrictions do not lapse as a result of the Committee’s exercise of its discretion under paragraph 2(c) or 2(d) shall be forfeited and immediately revert to the Company.  If the Restrictions do not lapse on the Vesting Date because the Performance Goal has not been accomplished, the Units will be forfeited and immediately revert to the Company.

6.

RESTRICTION UPON TRANSFER.  Until the Restrictions lapse under paragraph 2 of this Award Commitment, the Units may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as provided in the Plan.

7.

LAPSE OF RESTRICTIONS.

(a)

Shares of Common Stock will be issued upon vesting of the Units.  The issuance may be effected by the issuance of a certificate or a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is then listed.

(b)

Prior to the issuance of Shares of Common Stock upon vesting, the Employee shall be required to make full payment to the Company of all amounts, which, under federal, state or local law, the Company is required to withhold related to the vesting of the Units.

(c)

The Employee may surrender already owned shares of the Company’s Common Stock or forego delivery of shares due as a result of the lapse of

Amended and Restated Equity Incentive Plan

Restricted Stock Units Award Commitment – Pg 3

February 21, 2007

Restrictions of this Award in order to pay any withholding tax required to be collected upon lapse of the Restrictions.  Such Shares shall be valued at their Fair Market Value as of the trading day immediately prior to the date of the lapse of Restrictions.

8.

CHANGE IN CONTROL.  In the event of a Change in Control, notwithstanding any other restrictive provisions in this Award Commitment or in the Plan, all Restrictions on the Units shall lapse immediately and Shares will be issued promptly in accordance with the Plan.

9.

LIMITATIONS ON RIGHTS AS A STOCKHOLDER.  The Employee shall have no rights as a stockholder with respect to the Units represented by the Award Commitment until the date of the issuance of Shares of Common Stock in book entry or certificated form.

I hereby certify that the foregoing Award, with the foregoing terms and conditions has been authorized by the Committee.

HARLEYSVILLE GROUP INC.

By:	/s/ ROBERT A. KAUFFMAN
Robert A. Kauffman
Senior Vice President, Secretary & General Counsel

I acknowledge receipt of a copy of this Award Commitment and have read, understand and accept its terms and conditions.